As filed with the Securities and Exchange Commission on January 3, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the

Securities Act of 1933

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	87-0292166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 South River Road

St. George, Utah 84790

Telephone:  (435) 634-3200

(Address of Principal Executive Offices,

including Zip Code)

SkyWest, Inc.

1995 Employee Stock Purchase Plan

(Full title of the plan)

Bradford R. Rich Executive Vice President, Chief Financial Officer and Treasurer SkyWest, Inc. 444 South River Road St. George, Utah 84790 (435) 634-3200	Copy to: Brian G. Lloyd Parr Waddoups Brown Gee & Loveless 185 South State Street, Suite 1300 Salt Lake City, Utah 84111 (801) 532-7840
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, no par value	550,000	$22.95	$12,622,500	$1,351

(1)           This Registration Statement shall also cover any additional shares of common stock which become issuable under the SkyWest, Inc. 1995 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of SkyWest, Inc.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)           Calculated in accordance with Rules 457 (c) and (h) promulgated under the Securities Act of 1933, as amended, based on a price of $22.95 per share, which is 85% of the average high and low price per share of common stock of SkyWest, Inc., as reported on the Nasdaq National Market on December 30, 2005.

EXPLANATORY NOTE

This Registration Statement is registering an additional 550,000 shares of common stock of SkyWest, Inc. (the “Registrant”) under the SkyWest, Inc. 1995 Employee Stock Purchase Plan (the “Plan”).   Previously, the Registrant registered 500,000 shares of its common stock to be issued under the Plan, which, after adjustments for stock splits, resulted in the registration of 2,000,000 shares, pursuant to a registration statement on Form S-8, File No. 33-60173, filed on June 12, 1995 (the “Prior Registration Statement”).  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except for Item 3, Item 8 and Item 9 of the Prior Registration Statement, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated herein by reference:

(1)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(3)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(4)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

(5)           The Registrant’s Current Reports on Form 8-K filed on January 25, 2005, February 9, 2005, April 22, 2005, July 22, 2005, August 16, 2005, August 19, 2005, September 13, 2005, September 27, 2005 and October 27, 2005;

(6)           Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A filed on November 14, 2005; and

(7)           The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A as filed on June 15, 1986, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Third Amendment to SkyWest, Inc. 1995 Employee Stock Purchase Plan.*

5.1	Opinion of Parr Waddoups Brown Gee & Loveless as to the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of KPMG LLP.*

23.3	Consent of Parr Waddoups Brown Gee & Loveless (included in Item 5.1 above).

24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

Item 9.  Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the Registrant is relying on Rule 430B:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. George, State of Utah, on January 3, 2006.

SkyWest, Inc.

/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President, and Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Jerry C. Atkin and Bradford R. Rich, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file (i) any and all amendments and post-effective amendments to this registration statement, and any and all exhibits, instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and (ii) a registration statement and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jerry C. Atkin	Chairman of the Board and Chief Executive Officer	January 3, 2006
Jerry C. Atkin	(principal executive officer)

/s/ Bradford R. Rich	Executive Vice President, Chief Financial Officer and	January 3, 2006
Bradford R. Rich	Treasurer (principal financial and accounting officer)

/s/ Sidney J. Atkin	Vice Chairman of the Board	January 3, 2006
Sidney J. Atkin

/s/ W. Steve Albrecht	Director	January 3, 2006
W. Steve Albrecht

/s/ J. Ralph Atkin	Director	January 3, 2006
J. Ralph Atkin

/s/ Mervyn K. Cox	Director	January 3, 2006
Mervyn K. Cox

/s/ Ian M. Cumming	Director	January 3, 2006
Ian M. Cumming

/s/ Robert G. Sarver	Director	January 3, 2006
Robert G. Sarver

/s/ Hyrum W. Smith	Director	January 3, 2006
Hyrum W. Smith

/s/ Steven F. Udvar-Hazy	Director	January 3, 2006
Steven F. Udvar-Hazy